UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

NORTHERN TRUST CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-36609	36-2723087
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.66 2/3 Par Value	NTRS	The NASDAQ Stock Market LLC
Depositary Shares, each representing 1/1,000th interest in a share of Series E Non-Cumulative Perpetual Preferred Stock	NTRSO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 19, 2025, Northern Trust Corporation (the “Company”) issued $500,000,000 of its 4.150% Senior Notes due 2030 (the “Senior Notes”) and $750,000,000 of its 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040 (the “Subordinated Notes” and, together with the Senior Notes, the “Notes”) pursuant to an underwriting agreement, dated as of November 12, 2025, by and among the Company, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Siebert Williams Shank & Co., LLC, as representatives of the several underwriters listed therein. The Senior Notes were issued in a public offering pursuant to an indenture, dated as of May 8, 2017 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a seventh supplemental indenture, dated as of November 19, 2025, between the Company and the Trustee. The Subordinated Notes were issued in a public offering pursuant to the Base Indenture, as amended and supplemented by an eighth supplemental indenture, dated as of November 19, 2025, between the Company and the Trustee (the “Subordinated Supplemental Indenture”).

The Senior Notes are unsecured obligations of the Company and rank equally with all of the Company’s other existing and future senior debt. The Senior Notes will mature on November 19, 2030 (the “Senior Notes Maturity Date”). The Senior Notes will bear interest from the date they are issued at an annual rate of 4.150%, payable semi-annually in arrears on May 19 and November 19 of each year, beginning on May 19, 2026. The Senior Notes may not be redeemed prior to the Senior Notes Maturity Date.

The Subordinated Notes are subordinated unsecured obligations of the Company and rank junior to all of the Company’s depositors, general creditors and existing and future senior indebtedness. The Subordinated Notes will mature on November 19, 2040 (the “Subordinated Notes Maturity Date”). From, and including November 19, 2025, to, but excluding, November 19, 2035 (the “Subordinated Notes Reset Date”), the Subordinated Notes will bear interest at an initial fixed rate of 5.117% per annum. From, and including the Subordinated Notes Reset Date to, but excluding, the Subordinated Notes Maturity Date, the Subordinated Notes will bear interest at a fixed rate per annum which will be the Five-Year U.S. Treasury Rate (as defined in the Subordinated Supplemental Indenture) as of the day falling two business days prior to the Subordinated Notes Reset Date, plus 105 basis points per annum. Interest on the Subordinated Notes will be payable semi-annually in arrears on May 19 and November 19 of each year, beginning on May 19, 2026.

The Company may redeem the Subordinated Notes, in whole but not in part, on, and only on, the Subordinated Notes Reset Date, at a redemption price equal to 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest, if any, to but excluding the redemption date. The Subordinated Notes may not otherwise be redeemed prior to the Subordinated Notes Maturity Date.

The Notes were offered pursuant to the Company’s shelf Registration Statement on Form S-3 (Registration No. 333-291018) and the prospectus included therein, filed with the Securities and Exchange Commission on October 22, 2025, and supplemented by the prospectus supplement, dated November 12, 2025.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of November 12, 2025, among Northern Trust Corporation and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Siebert Williams Shank & Co., LLC, as representatives of the underwriters named therein.

4.1	Seventh Supplemental Indenture, dated as of November 19, 2025, between Northern Trust Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Eighth Supplemental Indenture, dated as of November 19, 2025, between Northern Trust Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 4.150% Senior Notes due 2030 (included in Exhibit 4.1).

4.4	Form of 5.117% Fixed-to-Fixed Rate Subordinated Notes due 2040 (included in Exhibit 4.2).

5.1	Opinion of Sidley Austin LLP, counsel for Northern Trust Corporation, as to the validity of the Notes.

23.1	Consent of Sidley Austin LLP (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2025

Northern Trust Corporation

By:	/s/ Susan C. Levy
Susan C. Levy
Executive Vice President, General Counsel and Corporate Secretary

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